Exhibit 24(ii)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated March 18, 1998 (and to all references to our Firm) included in or made a part of Factory 2-U Stores, Inc. Registration Statement number 333 on Form S-8.


                                        ARTHUR ANDERSEN LLP


San Diego, California
April 8, 1999